Exhibit 99.2
Supplemental Presentation Materials Second Quarter 2009 Financial Review and Analysis (unaudited) July 30, 2009

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including a previous government investigation into industry competitive practices, and any related proceedings or lawsuits pertaining thereto or to the subject matter thereof related to the concluded investigation by the U.S. Department of Justice ("DOJ") (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in tax laws and regulations; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company's customers and suppliers; acts of war, terrorism, natural disasters; impairment of capitalized assets, including goodwill and other intangibles; and other factors. The Company believes that the most significant risk factors that could affect its financial performance in the near- term include (1) the impact of economic conditions on underlying demand for the Company's products and on the carrying value of its assets; (2) the impact of competitors' actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (4) the impact of an increase in costs associated with the Company's debt; and (5) the ability of the Company to achieve and sustain targeted cost reductions. The financial information presented in this document represents preliminary, unaudited financial results.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP measures as defined by SEC rules. The most directly comparable GAAP measures have been included in the earnings news release for the quarter. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included with the financial schedules accompanying the earnings news release for the quarter, along with certain supplemental analysis provided in this document. (See Attachments A-2 through A-5 to Exhibit 99.1, news release dated July 30, 2009.) The Company's non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g., restructuring charges, asset impairments, certain effects of acquisitions and related integration costs, loss from debt extinguishment, gains on sales of assets, etc.), from certain of the Company's GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company's "core" or "underlying" operating results. These non-GAAP measures are used internally to evaluate trends in the Company's underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company adjusts the full-year GAAP tax rate to exclude the tax rate effect of charges for goodwill and indefinite-lived intangible asset impairments to determine its anticipated adjusted non-GAAP tax rate to derive non-GAAP net income. (See Attachment A-2 to Exhibit 99.1 for discussion of limitations associated with the use of these non- GAAP measures.) The information in this document has been furnished (not filed) under Form 8-K with the SEC and is posted at the Investors section of the Company's Web site.

July 30, 2009 Second Quarter 2009 Financial Review and Analysis 4 Overview Continued weakness in the global macroeconomic environment drove second quarter volume declines across all segments Operating margin contracted, as impact of lower volume more than offset pricing, productivity improvements, and restructuring Actions underway to position the Company for strong growth and profit improvement as markets improve: Expanding fixed cost reductions, particularly in RIS and specialty converting businesses Reducing dividend in light of continued economic uncertainty Investing in emerging business opportunities Remaining highly focused on Free Cash Flow (FCF): Improving working capital efficiency Reducing capital/IT spend

July 30, 2009 Second Quarter 2009 Financial Review and Analysis 5 Dividend Reduction Reducing quarterly dividend from $0.41 to $0.20 per share (51% reduction) to focus on reducing debt and managing the cost of credit in light of continued economic uncertainty New dividend level accommodates increased pension contributions of $200-$300 million through 2013

July 30, 2009 Second Quarter 2009 Financial Review and Analysis 6 Dividend Reduction: Decision Factors Company's precautionary FCF outlook, which assumes: Anticipated Headwinds: Continuation of poor market conditions (no recovery in 2010) Increased pension contributions Offset By: Increased restructuring and productivity Optimized working capital and capital expenditures The amount of cash for debt reduction that the Company believes will help maintain credit ratings, access to commercial paper market, and covenant compliance Assuming FCF and cash for debt reduction targets, remaining cash flow available for dividends is estimated to average approximately $90 million/year, representing a 51% cut from prior level

Second Quarter 2009 Financial Review and Analysis 7 Second Quarter Summary Net sales declined 20% from prior year Currency translation reduced sales growth by 6.9% (approx. $0.04 negative impact to earnings per share) On an organic basis, net sales declined 14% Throughout this document, all references to organic sales change refer to results before the impact of acquisitions, foreign currency translation, and an extra week in the first quarter of 2009 Operating margin before restructuring, asset impairment charges, lease cancellation costs, and other items declined to 6.2% Decline reflects reduced fixed-cost leverage, partially offset by pricing, productivity improvements, and restructuring July 30, 2009

8 Second Quarter Summary (continued) Expanded actions to reduce fixed costs Now anticipate more than $160 million of annualized savings from restructuring initiated in the fourth quarter of last year, with roughly $75 mil. of benefit (net of transition costs) expected in 2009 Achieved 50% run-rate savings by the end of the second quarter Adjusted tax rate was 15%; ongoing annual tax rate expected to be in the low 20% range, varying significantly from quarter to quarter Reported EPS of $0.38 includes $0.18 of restructuring, asset impairment, and other charges Adjusted EPS of $0.56 As previously announced, in the first quarter of 2009 the Company commenced an interim goodwill impairment test that resulted in a non-cash charge of $832 million. In the second quarter of 2009, the Company completed this goodwill impairment test with no additional charges incurred July 30, 2009 Second Quarter 2009 Financial Review and Analysis

9 Reported Sales Change 20.0% 2.6% (11.8%) (13.3%) (20.4%) Q2-08 Q3-08 Q4-08 Organic Sales Change(1) (0.6%) (2.4%) (8.1%) (14.5%) (13.5%) Acquisitions 13.5% 0.6% 0.6% 0.6% -- Currency 7.1% 4.5% (4.4%) (6.4%) (6.9%) Extra Week -- -- -- 7.0% -- Q1-09 Q2-09 Sales Analysis (1) Reported Sales Change (year-over-year) less the impacts of foreign currency translation, acquisitions, and an extra week in Q1-09 (calculation may not tie due to rounding). July 30, 2009 Second Quarter 2009 Financial Review and Analysis

10 Gross Profit Margin (total Company) 26.8% 26.8% 24.2% Operating Margin (non-GAAP(1)): Pressure-sensitive Materials 8.1% 8.5% 5.9% Retail Information Services (0.2)% 7.2% (3.7)% Office and Consumer Products 17.3% 17.6% 14.2% Other specialty converting businesses (2.4)% 3.7% (10.1)% Total Company 6.2% 8.5% 2.9% (1) Earnings before interest and taxes, restructuring and asset impairment charges, and other items detailed in Attachments A-3 and A-4 of Exhibit 99.1. (2) Prior year numbers restated for change in methodology related to allocation of corporate expense to operating segments. 2Q09 2Q08(2) 1Q09 Margin Analysis July 30, 2009 Second Quarter 2009 Financial Review and Analysis

11 Key Factors Impacting Margin Gross profit margin flat to prior year at 26.8% Reduced fixed-cost leverage offset by pricing, productivity improvements, and restructuring Marketing, general and administrative (MG&A) expense ratio increased by 2.0 points compared to the prior year Absolute MG&A spending decreased by approximately $41 mil. compared to the prior year, due to cost reductions and currency translation July 30, 2009 Second Quarter 2009 Financial Review and Analysis

12 2Q09 Segment Overview PRESSURE-SENSITIVE MATERIALS Reported sales of $794 mil., down 19% compared with prior year Organic sales decline of approx. 10% Rate of change in sales (organic basis) for roll materials business, by region: Europe: low double digit decline North America: mid single digit decline Emerging Markets: low single digit decline (Asia up modestly) Graphics & Reflective sales down approx. 20% on an organic basis Excluding restructuring charges and other items, operating margin declined to 8.1%, as reduced fixed-cost leverage more than offset pricing, productivity improvements, and restructuring These actions drove improvement in the segment's sequential operating margin from 5.9% to 8.1% July 30, 2009 Second Quarter 2009 Financial Review and Analysis

13 2Q09 Segment Overview (continued) RETAIL INFORMATION SERVICES Reported sales of $332 mil., down 24% compared with prior year Organic sales decline of approx. 20% Operating margin before restructuring charges and other items declined to negative 0.2%, as reduced fixed-cost leverage more than offset restructuring and productivity improvements Currently implementing significant restructuring measures in this segment July 30, 2009 Second Quarter 2009 Financial Review and Analysis

14 2Q09 Segment Overview (continued) OFFICE AND CONSUMER PRODUCTS Reported sales of $217 mil., down 15% compared with prior year Organic sales decline of approx. 11% Excluding restructuring charges and other items, operating margin declined to 17.3% as productivity improvements and restructuring, as well as pricing, offset most of the impact of reduced fixed-cost leverage OTHER SPECIALTY CONVERTING BUSINESSES Reported sales of $113 mil., down 27% compared with prior year Organic sales decline of approx. 22% Excluding restructuring charges and other items, operating margin declined to negative 2.4%, as reduced fixed-cost leverage more than offset restructuring and productivity improvements Currently implementing significant restructuring measures in these businesses July 30, 2009 Second Quarter 2009 Financial Review and Analysis

15 ($ Millions) 2009 2008 Net cash provided by operating activities $132.8 $ 188.7 Purchase of property, plant and equipment $ (30.5) $ (69.1) Purchase of software and other deferred charges $ (14.9) $ (33.0) Proceeds from sale of investments, net $ 0.1 $ 13.0 Free Cash Flow(1) $ 87.5 $ 99.6 Dividends paid $(89.6) $(87.6) (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. Year-To-Date Cash Flow July 30, 2009 Second Quarter 2009 Financial Review and Analysis

16 Update to Contributing Factors to 2009 Financial Results Currency translation (at current rates, represents approx. 6% headwind to reported sales growth; approx. $30 mil. negative impact to EBIT vs. 2008) Estimated $75 mil. of savings (net of transition costs) from new restructuring actions Majority of the $130 mil. estimated total restructuring costs associated with new actions will be recognized in 2009 Carryover savings of approx. $40 mil. from previously implemented actions Increased investment in new business opportunities Incremental pension and other employee- related expenses Lower interest expense Higher tax rate 53 weeks in 2009 fiscal year; 14 weeks in first quarter (minimal benefit to FY earnings) Capital expenditures (including IT) of $120 to $150 mil. Depreciation and amortization ^ $275 mil. Expected incremental contribution to pension fund = $25 mil. April Commentary June Revisions Currency translation (at current rates, represents approx. 4% headwind to reported sales growth; approx. $20 mil. negative impact to EBIT vs. 2008) Capital expenditures (including IT) of $115 to $130 mil. Class-action settlement of $37 mil. Non-cash impairment charge of $832 mil. July 30, 2009 Second Quarter 2009 Financial Review and Analysis